                                   EXHIBIT 99C
                                 PROMISSORY NOTES

                                 PROMISSORY NOTE


$1,050,000                                                    Copiague, New York
                                                                February 7, 2000

         FOR VALUE RECEIVED, the undersigned ("Maker"), hereby promises to pay to the order of Biotechnology Value Fund, L.P. ("Holder") the sum of ONE MILLION FIFTY THOUSAND DOLLARS ($1,050,000), together with interest on the unpaid principal amount from time to time outstanding at a fluctuating rate per annum equal to the Prime Rate.

         Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The "Prime Rate" as used herein, shall mean the prime rate of interest as published from time to time by THE WALL STREET JOURNAL. Any change in rate resulting from a change in the Prime Rate shall become effective as of the day on which such change in the Prime Rate becomes effective.

         Maker, Holder, Biotechnology Value Fund II, L.P., Investment 10 L.L.C. and Alfred J. Roach are parties to that certain Securities Purchase Agreement, dated as of February 3, 2000 (the "Purchase Agreement"). The principal amount of this note, plus accrued interest, shall be due and payable as set forth in Sections 1.3(a) and (b) of the Purchase Agreement.

         Maker hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

         This instrument shall be governed by the laws of the State of New York.

         Executed as an instrument under seal as of the date first above written.

                           MAKER:    AMERICAN BIOGENETIC SCIENCES, INC.



                                     By:
                                        -------------------------------
                                           Name:
                                           Title:

                                 PROMISSORY NOTE


$1,800,000                                                    Copiague, New York
                                                                February 7, 2000

         FOR VALUE RECEIVED, the undersigned ("Maker"), hereby promises to pay to the order of Biotechnology Value Fund II, L.P. ("Holder") the sum of ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000), together with interest on the unpaid principal amount from time to time outstanding at a fluctuating rate per annum equal to the Prime Rate.

         Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The "Prime Rate" as used herein, shall mean the prime rate of interest as published from time to time by THE WALL STREET JOURNAL. Any change in rate resulting from a change in the Prime Rate shall become effective as of the day on which such change in the Prime Rate becomes effective.

         Maker, Holder, Biotechnology Value Fund L.P., Investment 10 L.L.C. and Alfred J. Roach are parties to that certain Securities Purchase Agreement, dated as of February 3, 2000 (the "Purchase Agreement"). The principal amount of this note, plus accrued interest, shall be due and payable as set forth in Sections 1.3(a) and (b) of the Purchase Agreement.

         Maker hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

         This instrument shall be governed by the laws of the State of New York.

         Executed as an instrument under seal as of the date first above written.

                           MAKER:      AMERICAN BIOGENETIC SCIENCES, INC.



                                     By:
                                        -------------------------------
                                           Name:
                                           Title:

                                 PROMISSORY NOTE


$150,000                                                      Copiague, New York
                                                                February 7, 2000

         FOR VALUE RECEIVED, the undersigned ("Maker"), hereby promises to pay to the order of Investment 10 L.L.C. ("Holder") the sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000), together with interest on the unpaid principal amount from time to time outstanding at a fluctuating rate per annum equal to the Prime Rate.

         Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The "Prime Rate" as used herein, shall mean the prime rate of interest as published from time to time by THE WALL STREET JOURNAL. Any change in rate resulting from a change in the Prime Rate shall become effective as of the day on which such change in the Prime Rate becomes effective.

         Maker, Holder, Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Alfred J. Roach are parties to that certain Securities Purchase Agreement, dated as of February 3, 2000 (the "Purchase Agreement"). The principal amount of this note, plus accrued interest, shall be due and payable as set forth in Sections 1.3(a) and (b) of the Purchase Agreement.

         Maker hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

         This instrument shall be governed by the laws of the State of New York.

         Executed as an instrument under seal as of the date first above written.

                           MAKER:     AMERICAN BIOGENETIC SCIENCES, INC.



                                     By:
                                        -------------------------------
                                           Name:
                                           Title:


                                      3